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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): April 20, 2023

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176

(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers

On April 20, 2023, the Board of Directors of Inter Parfums, Inc. (“Interparfums”) approved a new compensation arrangement for Jean Madar, the Chief Executive Officer and Chairman of the Board of Interparfums, through his personal holding company, Jean Madar Holding SAS, that was previously approved by the Executive Compensation and Stock Option Committee (the “Compensation Committee”). The aggregate increase in salary to Jean Madar and fees payable to Jean Madar Holding SAS is from $1.230 million to $2.0 million on an annual basis, effective as of January 1, 2023. Further, as requested by Jean Madar Holding SAS, effective April 1, 2023, all fees are to be paid entirely to Jean Madar Holding SAS, and for the balance of calendar year 2023, the amount of such fees shall be inclusive of the salary paid to Jean Madar individually from January 1, 2023 to March 31, 2023. The Audit Committee also approved this compensation arrangement as it is a related party transaction, and the Compensation Committee also approved the Amendment to the Service Agreement with Jean Madar Holding SAS to incorporate the new fee arrangement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.171-1	Amendment to Service Agreement (formerly Consulting Agreement) for Jean Madar Holding SAS effective as of January 1, 2023

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 20, 2023

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood
Chief Financial Officer

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